Moody National REIT II, Inc. S-4/A

EXHIBIT 99.1

CONSENT OF FBR Capital Markets & Co.

     We hereby consent to the use of the opinion letter of FBR Capital Markets & Co. (“FBR”) dated November 16, 2016, to the Special Committee of the Board of Directors of Moody National REIT I, Inc. (“Moody I”), which is included as Annex C to the Proxy Statement/Prospectus that forms part of the Registration Statement on Form S-4 of Moody National REIT II, Inc. (“Moody II”) relating to the proposed merger of Moody I with and into Moody Merger Sub, LLC a wholly owned subsidiary of Moody II. We also consent to references to FBR and to such opinion letter in such Proxy Statement/Prospectus under the headings “Questions and Answers,” “Summary—Opinion of Moody I Special Committee’s Financial Advisor,” “The Mergers—Background of the Merger,” “The Mergers—Recommendation of the Moody I Board and Its Reasons for the Merger,” and “The Mergers—Opinion of the Moody I Special Committee’s Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Securities Act”), nor do we admit that we are experts with respect to any Registration Statement within the meaning of the term “expert” as used in the Securities Act. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of this Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any amendments to this Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

FBR Capital Markets & Co.

By:	/s/ Matthew Spain
Name:	Matthew Spain
Title:	Managing Director
April 4, 2017